UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 28, 2009
TRONOX INCORPORATED
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-32669	20-2868245

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3301 NW 150th St.
Oklahoma City, Oklahoma 73134
(Address of Principal Executive Offices, including Zip Code)
(405) 775-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Asset and Equity Purchase Agreement
          On August 28, 2009, Tronox Incorporated, a Delaware corporation (“Tronox Incorporated”), Tronox LLC, a Delaware limited liability company (“Tronox LLC”), Tronox Pigments (Savannah) Inc., a Georgia corporation (“Tronox Pigments”), Tronox Worldwide LLC, a Delaware limited liability company (“Tronox Worldwide”), Tronox Western Australia Pty Ltd (ACN 009 331 195), a Western Australian company (“Tronox Australia”), Tronox Pigments (Netherlands) B.V., a Dutch limited liability company (“Tronox Netherlands” and, together with Tronox Incorporated, Tronox LLC, Tronox Pigments, Tronox Worldwide, Tronox Australia, the “Sellers,” and each individually, a “Seller”) entered into an asset and equity purchase agreement (the “Agreement”) with Huntsman Pigments LLC, a Delaware limited liability company (the “U.S. Buyer”), Huntsman Australia R&D Company Pty Ltd, an Australian company (the “Australia Buyer”, and together with U.S. Buyer, the “Buyers”), and Huntsman Corporation (“Huntsman”). Pursuant to the Agreement, the Sellers agreed to sell to the Buyers substantially all of the assets relating to Sellers’ titanium dioxide and electrolytics businesses, including the related working capital, as well as equity interests of certain of Tronox Incorporated’s subsidiaries for a purchase price of $415 million, subject to specified adjustments, and the Buyers agreed to assume certain liabilities associated with the ongoing operations of the businesses being acquired. If the Sellers fail to obtain specified consents, U.S. Buyer may elect to not purchase certain assets related to the Sellers’ Henderson, Nevada site and reduce the purchase price by $32.5 million. Under the Agreement, Huntsman agreed to guarantee to Sellers payment of the purchase price and certain other payment obligations of Buyers. Moreover, pursuant to the Agreement, Australia Buyer agreed to purchase a 50% joint venture interest in another titanium dioxide facility in Australia and associated mining operations.
          The Agreement is subject to approval by the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”), in which the bankruptcy cases of Tronox Incorporated and 14 of its subsidiaries (collectively, the “Debtors”) under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) are being jointly administered as In re Tronox Corporation, et al., Case No. 09-10156 (ALG). The Buyers entered into the Agreement as a “stalking horse” bidder, and the purchase of the Sellers’ assets and the equity interests of certain of Tronox Incorporated’s subsidiaries under the Agreement are subject to the Sellers’ solicitation of higher or otherwise better offers pursuant to specified bidding procedures and an auction process to be conducted under supervision of the Bankruptcy Court. Under the Agreement, the Buyers made a $12.45 million deposit toward the purchase price on the date of the execution of the Agreement.
          The Buyers and the Sellers have made customary representations, warranties, and covenants in the Agreement, including, among others, a covenant by the Sellers to conduct their business in the ordinary course during the time between the execution of the Agreement and the consummation of the transaction.
          The consummation of the transactions contemplated by the Agreement is subject to various conditions, including the termination or expiration of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, Bankruptcy Court approval and absence of circumstances constituting a Material Adverse Effect (as defined in the Agreement). The Sellers may terminate the Agreement if the Bankruptcy Court approves an alternative transaction, including a reorganization under the Bankruptcy Code, upon payment to the Buyers of a break-up fee of $12.45 million and reimbursement of up to $3.0 million of the Buyers’ transaction-related expenses. The Agreement may also be terminated prior to the closing by either the Buyers or the Sellers upon the occurrence of specified events. In the event of a termination under certain circumstances, the Sellers could be required to pay to the Buyers the break-up fee and/or expense reimbursement or could be entitled to retain the Buyers’ deposit.
          The foregoing description of the terms of the Agreement is qualified in its entirety by reference to such Agreement, which is filed herewith as Exhibit 10.1.

          Pursuant to Section 5.17 of the Waiver and Amendment (the “Waiver and Amendment”), dated May 11, 2009, to the Credit Agreement (the“Credit Agreement”), dated as of January 13, 2009, among Tronox Incorporated, Tronox Worldwide, the lenders from time to time party thereto, Credit Suisse, as administrative agent, and JPMorgan Chase Bank, N.A., as collateral agent, which was filed with the Bankruptcy Court on May 11, 2009, Tronox Incorporated is required to execute, on or prior to August 30, 2009, one or more asset purchase agreements with a “stalking horse” bidder or bidders providing, in the aggregate for the sale of all or substantially all of the assets of Tronox Incorporated and its subsidiaries under section 363 of the Bankruptcy Code. By executing the Agreement, Tronox Incorporated complied with this requirement. Among other things, the Waiver and Amendment also amended certain sections of the Credit Agreement regarding financial covenants. The foregoing description of the terms of the Waiver and Amendment is qualified in its entirety by reference to such Waiver and Amendment, which is filed herewith as Exhibit 99.1.
          The Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Tronox Incorporated. The representations, warranties and covenants contained in the Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties thereto in connection with the execution of the Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.
Item 8.01 Other Events.
          In connection with the execution of the Agreement as described in Item 1.01 above, on August 31, 2009, Tronox Incorporated issued a press release. The press release is attached hereto as Exhibit 99.2.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Number	Description of Exhibits
10.1*	Asset and Equity Purchase Agreement, dated as of August 28, 2009 by and among Tronox Incorporated, a Delaware corporation, Tronox LLC, a Delaware limited liability company, Tronox Pigments (Savannah) Inc., a Georgia corporation, Tronox Worldwide LLC, a Delaware limited liability company, Tronox Western Australia Pty. Ltd., a Western Australia company, Tronox Pigments (Netherlands) B.V., a Dutch limited liability company, Huntsman Pigments LLC, a Delaware limited liability company, Huntsman Australia R&D Company Pty. Ltd., an Australian company, and Huntsman Corporation, a Delaware corporation.

99.1	Waiver and Amendment, dated as of May 11, 2009.

99.2	Press release, dated August 31, 2009.

*	Schedules and similar attachments to the Asset and Equity Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant will furnish a supplemental copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRONOX INCORPORATED
Date: August 31, 2009

By:	/s/ Michael J. Foster
	Name:	Michael J. Foster
Title: Vice President, General Counsel and Secretary

Exhibit Index

Number	Description of Exhibits
10.1*	Asset and Equity Purchase Agreement, dated as of August 28, 2009 by and among Tronox Incorporated, a Delaware corporation, Tronox LLC, a Delaware limited liability company, Tronox Pigments (Savannah) Inc., a Georgia corporation, Tronox Worldwide LLC, a Delaware limited liability company, Tronox Western Australia Pty. Ltd., a Western Australia company, Tronox Pigments (Netherlands) B.V., a Dutch limited liability company, Huntsman Pigments LLC, a Delaware limited liability company, Huntsman Australia R&D Company Pty. Ltd., an Australian company, and Huntsman Corporation, a Delaware corporation.

99.1	Waiver and Amendment, dated as of May 11, 2009.

99.2	Press release, dated August 31, 2009.

*	Schedules and similar attachments to the Asset and Equity Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant will furnish a supplemental copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

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